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                                 Exhibit 23 (j)

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                          Independent Auditors Consent




                                      C-7
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 40 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of Montgomery Growth Fund, Montgomery Small Cap Opportunities Fund, Montgomery Small Cap Fund, Montgomery U.S. Emerging Growth Fund (formerly Montgomery Micro Cap Fund), Montgomery Equity Income Fund, Montgomery International Growth Fund, Montgomery International Small Cap Fund, Montgomery Emerging Markets Fund, Montgomery Emerging Asia Fund, Montgomery Latin America Fund, Montgomery Global Opportunities Fund, Montgomery Global Communications Fund, Montgomery Select 50 Fund, Montgomery U.S. Asset Allocation Fund, Montgomery Total Return Bond Fund, Montgomery Short Duration Government Bond Fund, Montgomery Government Reserve Fund, Montgomery California Tax-Free Intermediate Bond Fund, Montgomery California Tax-Free Money Fund, Montgomery Federal Tax-Free Money Fund (all portfolios of The Montgomery Funds) and our report dated May 27, 1998, related to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to Shareholders of Montgomery Global Long-Short Fund (a portfolio of The Montgomery Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "General Information" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
San Francisco, CA
January 27, 1999


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